                [MAROON BELLS CAPITAL PARTNERS, INC. LETTERHEAD]



                                 April 10, 2000



Mr. Larry Ramming
Chairman
Boots & Coots Group
777 Post Oak Boulevard
8th Floor
Houston, TX 77056

RE: LETTER OF ENGAGEMENT

Dear Larry:

      This letter confirms the arrangement, under which MAROON BELLS CAPITAL, INC. A DELAWARE CORPORATION, AND VENBANC, INC., A COLORADO CORPORATION, (collectively - "MBVB"), is to be retained to act as the Primary, Financial Advisor (FA) to BOOTS AND COOTS GROUP (WEL) (the Company), a TEXAS Corporation; for a period of 12 (TWELVE) MONTHS from today's date.

I)    SCOPE OF THE WORK TO BE PERFORMED

      As the Company's primary financial advisor, MBVB will use its best efforts to provide financial consulting services to WEL, within the scope of the following:

            1. Facilitate an infusion of debt and/or equity, or some combination or derivation thereof, into the Company; and more specifically, the amount of $8,000,000. MBVB, will approach various Investor Entities and/or Associates, with respect to the same.

      Our responsibilities include reviewing and presenting the Company's business plan, financial pro-formas, and/or Term Sheets, and generating appropriate Investor Interest, and/or counter Term Sheets; developing Investments interest on the Company's behalf; and negotiating and arranging appropriate Investment deal point(s) scenarios for the Company, from said Investor Entities, in the continuing effort to procure an appropriate financing and/or investment capital for the Company.

Mr. Larry Ramming
Page 2
Letter of Engagement

II)      COMPENSATION

         Because of the uniqueness, complex nature, and the need for expediency of the foregoing, the type of Investment and Securities to be exchanged, the complexity of the deal(s) which are contemplated; MBVB will be compensated in a 'Financial Advisory Fee' for its efforts, as follows:

                  a) $8,000,000 Invested Amount, seven and one-half percent "in kind", of the securities issued.

                  b) 1,600,000 success warrants, 5-year term, with an exercise price of at market date of closing per share, per warrant; with piggy-back registration rights, and based on pro-rata investment.

                  c) In the event that additional investment interest presents itself, related to the investment opportunity as herein described, above the $8,000,000 as is set forth herein, such interest would be shown the Company MBVB, and if accepted by the company, MBVB would be entitled to compensation on any additional invested monies, in the amount of seven and one half percent or "in kind", of the securities issued, and pro-rata success warrants, under the same terms and conditions as stated in Paragraph B, above.

         Said compensation shall be due MBVB for any closing resulting from MBVB's efforts as described in Paragraph 1, above, whether the closing takes place during the term of this contract, or subsequent thereto, as long as said investment was procured by or through MBVB, or it's Agents, or Investor Entities.

         o COMPANY'S OPTION - it is the intent of this letter that MBVB use its best efforts to present said opportunity to and for the Company, in a form that is acceptable to the Company. The Company, however may reject any such opportunity at its discretion, with no liability to MBVB, or the Company. Principals of MBVB may, or may not be Investors in any such opportunities.

         o OTHER PLACEMENT AGENTS - MBVB, may, in its discretion, use Placement Agents and/or Licensed Broker/Dealers to aid in generating such opportunities, and any Fees associated with such Agents would be deducted from the Financial Advisory Fee due MBVB.


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Mr. Larry Ramming
Page 3
Letter of Engagement

         It shall be the Company's obligation to bear all of its expenses in connection with any transaction, including, but not limited to the following; filing fees, and mailing costs with respect to the transmission of the business plan or other offering, material, registrar and transfer agent fees, legal counsel and accounting fees, issue and transfer taxes, if any, and Blue Sky counsel fees and expenses (if any).

         The Company agrees that MBVB shall be entitled to rely upon all reports of the Company and/or information supplied to it by or on behalf of the Company (whether written or oral), and MBVB shall not in any respect be responsible for the accuracy or completeness of any such report or information or for any obligation to verify the same, regardless of the extent to which MBVB may have conducted an independent investigation.

         Subject to applicable law, no advice given by MBVB in connection with the services rendered by MBVB hereunder will be quoted, nor will any such advice or the name of MBVB be referred to, in any report, document, release or other communication, whether written (including without limitation, the Company business plan) oral, prepared, issued or transmitted by the Company or any affiliate, director, officer, employee, agent or representative of any thereof, without, in each instance, MBVB's prior consent.

         The Company further represents, warrants, and agrees that (a) it is authorized to enter into this agreement and to carry out the transaction contemplated hereunder, and (b) this agreement constitutes a "valid and binding obligation" of the Company.

         In consideration of our agreement to act as the non-exclusive agent of the Company, in connection with the private placement, you agree to indemnify and hold harmless MBVB, each of our partners, officers, employees and agents, and any person controlling our firm (each of MBVB), against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under any statute or at common law or otherwise, insofar as such losses, claims, damages, liabilities, settlements, actions or proceedings are caused by the release of information about the proposed financing to potential investors arising from any untrue statement of a material fact contained in the reports, either financial or narrative, or by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except for statements and information or omissions in regards to MBVB, provided however that there shall not be any obligation to the extent that any loss, claim, damage or liability is finally judicially determined recklessness or willful misconduct.
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Mr. Larry Ramming
Page 4
Letter of Engagement


III) SIGNATURES -

         If the foregoing is satisfactory to you, please signify your approval in the space provided below.


                                             Very truly yours,

                                             By: /s/ PAUL A. MOORE
                                                -------------------------------
                                                     Paul A. Moore, Chairman
                                                     MAROON BELLS CAPITAL, INC

                                             By: /s/ FRITZ C. VOELKER
                                                -------------------------------
                                                     Fritz C. Voelker
                                                     VENBANC, INC.


AGREED AND ACCEPTED THIS 10TH DAY, APRIL, 2000


                                             By: /s/ LARRY RAMMING
                                                -------------------------------
                                                     Larry Ramming
                                                     BOOTS & COOTS GROUP


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                        [BOOTS & COOTS GROUP LETTERHEAD]


                                 April 12, 2000


Mr. Paul Moore, Chairman
Maroon Bells Capital Partners, Inc.
194 East Westminster Rd.
Lake Forest, Illinois 60045

Mr. Fritz Voelker, Chairman
VenBanc, Inc.
346 Madison
Denver, Colorado 80206

Mr. Tracy Turner, Managing Director
Interra Ventures
460 North Waukegan
Lake Forest, Illinois 60045


Re:  Superseding Agreement

Gentlemen,


This letter is intended to serve as an additional inducement to the issuance of the commitment letter from Maroon Bells Capital Partners, Inc. as agent for a syndicate including each of your companies, as well as possibly others, as participants (Lenders) in the Traunche B loan participation to Boots & Coots International Well Control, Inc. ("Boots & Coots"), a copy of which is attached hereto. As such inducement, Boots & Coots binds itself to the additional terms set forth below:

1. Boots & Coots will pay to Lenders as additional interest on the outstanding balance of the Traunche B loan an amount equal to an additional four percent (4%) of the loan balance in shares of the $.00001 par value common stock of Boots & Coots ("Common Stock"), based upon the closing bid price per share, as of April 11, 2000, payable upon an increase in the authorization therefor at the next meeting of the shareholders of Boots & Coots.

2. At funding of the Traunche B loan, Boots & Coots shall issue to Lenders warrants to purchase Common Stock of Boots & Coots, (subject to and payable upon an increase in the authorization therefore at the next meeting of the shareholders of Boots & Coots,) based on the closing bid price per share as of April 11, 2000, on the basis of one (1) warrant for each Dollar funded, when and as funded.

3. All Common Stock, whether issued, or underlying warrants, shall be subject to a registration rights agreement which shall provide the holders thereof with piggyback registration rights to participate in any subsequent registration filed by Boots & Coots with the Securities and Exchange Commission, and shall provide for one (1) demand registration right at any time after